Exhibit 99.1

CONESTOGA BANCORP, INC.

Consolidated Financial Statements

December 31, 2015

(With Independent Auditors’ Report Thereon)

KPMG LLP

1601 Market Street

Philadelphia, PA 19103

Independent Auditors’ Report

The Board of Directors

Conestoga Bancorp, Inc.:

We have audited the accompanying consolidated financial statements of Conestoga Bancorp, Inc. and its subsidiaries, which comprise the consolidated statements of financial condition as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income, changes to shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2015 and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Conestoga Bancorp, Inc. and its subsidiaries as of December 31, 2015 and 2014, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2015 in accordance with U.S. generally accepted accounting principles.

Philadelphia, Pennsylvania

April 1, 2016

KPMG LLP is a Delaware limited liability partnership, the U.S. member firm of KPMG International Cooperative (“KPMG International”), a Swiss entity.

CONESTOGA BANCORP, INC.

Consolidated Statements of Financial Condition

(in thousands, except share and per share data)

	December 31,
	2015	2014
Assets
Cash and due from banks	$5,957	$4,728
Interest-bearing deposits with banks	3,883	4,714
Total cash and cash equivalents	9,840	9,442
Investment securities available-for-sale	129,326	151,456
Bank stocks, at cost	5,135	6,012
Loans and leases, net of allowance for loan and lease losses of $5,946 and $5,429 at December 31, 2015 and 2014, respectively	522,554	477,429
Premises and equipment, net	8,360	9,124
Other real estate owned	1,446	4,180
Cash surrender value of life insurance policies	14,226	14,389
Intangible assets, net of accumulated amortization of $3,123 and $3,013 at December 31, 2015 and 2014, respectively	516	497
Accrued interest receivable	2,369	3,178
Deferred taxes	8,106	8,180
Prepaid and other assets	2,651	2,306
Total assets	$704,529	$686,193
Liabilities and Shareholders’ Equity
Liabilities:
Non-interest-bearing checking	$104,338	$83,551
Interest-bearing checking	45,472	41,227
Savings accounts	68,996	66,150
Money market	149,509	141,937
Certificates of deposit	185,188	188,291
Total deposits	553,503	521,156
Federal Home Loan Bank advances	70,948	92,934
Repurchase agreements	4,698	2,370
Accrued interest payable	39	41
Accrued expenses	1,940	1,466
Other liabilities	1,745	625
Total liabilities	632,873	618,592
Shareholders’ equity:
Preferred stock, no par value; authorized 5,000,000 shares; 2,500,000 shares issued and outstanding at December 31, 2015 and 2014	25,000	25,000
Common stock, no par value; authorized 40,000,000 shares; 9,260,000 and 9,260,000 shares issued and outstanding at December 31, 2015 and 2014, respectively.	—	—
Additional paid-in capital	93,878	93,858
Retained deficit	(38,553)	(43,542)
Accumulated other comprehensive loss, net of tax	(8,669)	(7,715)
Total shareholders’ equity	71,656	67,601
Total liabilities and shareholders’ equity	$704,529	$686,193

See accompanying notes to consolidated financial statements.

CONESTOGA BANCORP, INC.

Consolidated Statements of Operations

(in thousands)

	Years ended December 31,
	2015	2014	2013
Interest income:
Interest-bearing deposits & federal funds sold	$13	$16	$9
Investment securities	2,995	3,005	2,153
Loans	24,776	24,557	23,239
Total interest income	27,784	27,578	25,401
Interest expense:
Interest on deposits	3,057	2,831	2,790
Interest on short-term borrowings	313	301	144
Interest on long-term borrowings	(1)	17	—
Total interest expense	3,369	3,149	2,934
Net interest income	24,415	24,429	22,467
Provision for loan losses	1,300	1,860	2,700
Net interest income after provision for loan losses	23,115	22,569	19,767
Non-interest income:
Service charges and fees on deposit accounts	1,357	1,409	1,342
Loan fee income	1,264	1,100	1,119
Net gain on sale of SBA loans	1,327	1,405	1,263
Net gain on sale of investment securities	1,369	440	493
Net (loss) on other real estate owned	(249)	(802)	(790)
Bank owned life insurance income	353	299	342
Other income	174	164	183
Total other-than-temporary impairment losses, loss recognized in other comprehensive income (before taxes) of $0 thousand, $0 thousand and $233 thousand for the years ended December 31, 2015, 2014 and 2013, respectively	—	—	(233)
Total non-interest income	5,595	4,015	3,719

Non-interest expense:
Compensation and benefits	11,609	11,299	11,279
Occupancy	3,476	3,360	3,390
Marketing	464	473	321
Information services	978	927	864
Professional services	1,075	1,094	1,100
Insurance	976	1,151	1,014
Intangible amortization	112	161	255
Bank shares tax	515	455	598
Merger costs	408	—	—
Other expenses	1,584	1,642	1,663
Total non-interest expense	21,197	20,562	20,484
Income before income taxes	7,513	6,022	3,002
Income taxes expense	2,526	2,027	992
Net income	$4,987	$3,995	$2,010

See accompanying notes to consolidated financial statements.

CONESTOGA BANCORP, INC.

Consolidated Statements of Comprehensive Income

(in thousands)

	Years ended December 31,
	2015			2014			2013
	Before	Tax	Net of	Before	Tax	Net of	Before	Tax	Net of
	Tax	Expense	Tax	Tax	Expense	Tax	Tax	Expense	Tax
	Amount	(Benefit)	Amount	Amount	(Benefit)	Amount	Amount	(Benefit)	Amount

Net Income	$7,513	$2,526	$4,987	$6,022	$2,027	$3,995	$3,002	$992	$2,010
Other comprehensive income:
Net unrealized gains (losses) on available-for-sale investment securities:
Net unrealized holding (losses) gains arising during the period	(37)	(13)	(24)	7,021	2,387	4,634	(2,044)	(694)	(1,350)

Less: reclassification adjustment for net gains on sales realized in net income	(1,369)	(465)	(904)	(440)	(150)	(290)	(493)	(168)	(325)
Less: reclassification adjustment for credit related OTTI realized in net income	—	—	—	—	—	—	233	79	154
Total net unrealized (losses) gains on available-for-sale investment securities	(1,406)	(478)	(928)	6,581	2,237	4,344	(2,304)	(783)	(1,521)

Defined benefit pension plans:
Pension adjustment	(39)	(13)	(26)	38	13	25	212	72	140

Other comprehensive income (loss)	(1,445)	(491)	(954)	6,619	2,250	4,369	(2,092)	(711)	(1,381)
Total comprehensive income	$6,068	$2,035	$4,033	$12,641	$4,277	$8,364	$910	$281	$629

See accompanying notes to consolidated financial statements.

CONESTOGA BANCORP, INC.

Consolidated Statements of Changes in Shareholders’ Equity

Years ended December 31, 2015, 2014, and 2013

(in thousands)

							Accumulated
	Preferred		Common	Common	Additional		other
	shares	Preferred	shares	stock	paid-in	Retained	comprehensive
	outstanding	stock	outstanding	(at par value)	capital	deficit	loss	Total
Balance, December 31, 2012	2,500	$25,000	9,261	$—	$93,809	$(49,547)	$(10,703)	$58,559
Repurchase of 10,000 no-par shares of common stock	—	—	(1)	—	(10)	—	—	(10)
Compensation expense for stock based plans	—	—	—	—	33	—	—	33
Comprehensive income:
Net income	—	—	—	—	—	2,010	—	2,010
Net change in unrecognized benefit obligation, net of tax of $72	—	—	—	—	—	—	140	140
Net changes in gains on securities available for sale, net of tax of $784	—	—	—	—	—	—	(1,521)	(1,521)
Balance, December 31, 2013	2,500	$25,000	9,260	$—	$93,832	$(47,537)	$(12,084)	$59,211
Compensation expense for stock based plans	—	—	—	—	26	—	—	26
Comprehensive income:
Net income	—	—	—	—	—	3,995	—	3,995
Net change in unrecognized benefit obligation, net of tax of $13	—	—	—	—	—	—	25	25
Net changes in gains on securities available for sale, net of tax of $2,238	—	—	—	—	—	—	4,344	4,344
Balance, December 31, 2014	2,500	$25,000	9,260	$—	$93,858	$(43,542)	$(7,715)	$67,601
Compensation expense for stock based plans	—	—	—	—	20	—	—	20
Comprehensive income:
Net income	—	—	—	—	—	4,987	—	4,987
Net change in unrecognized benefit obligation, net of tax of $13	—	—	—	—	—	—	(26)	(26)
Net changes in gains on securities available for sale, net of tax of $478	—	—	—	—	—	—	(928)	(928)
Balance, December 31, 2015	2,500	$25,000	9,260	$—	$93,878	$(38,555)	$(8,669)	$71,654

See accompanying notes to consolidated financial statements.

CONESTOGA BANCORP, INC.

Consolidated Statements of Cash Flows

(in thousands)

	Years ended December 31,
	2015	2014	2013
Cash flows from operating activities:
Net income	$4,987	$3,995	$2,010
Adjustments to reconcile income to net cash provided by operating activities:
Amortization of loan yield adjustments	523	428	422
Depreciation of premises and equipment	896	824	858
Amortization of investment securities	276	262	651
Amortization of the premium of core deposit intangibles and mortgage servicing rights	110	159	254
Gain on sale of investments available-for-sale	(1,369)	(440)	(493)
Other than temporary impairment on investment available-for-sale	—	—	233
Loss on other real estate owned	249	802	790
Stock-based compensation expense	20	26	33
Provision for loan losses	1,300	1,860	2,700
Proceeds from sales of SBA loans originated for sale	14,951	12,731	12,969
SBA loans originated for sale	(13,623)	(11,326)	(11,706)
Gain on sale of SBA loans originated for sale	(1,327)	(1,405)	(1,263)
(Increase) decrease in prepaid and other assets	(966)	2,540	261
Deferred taxes provision (benefit)	565	904	1,897
Increase in cash surrender value of life insurance policies	(353)	(299)	(342)
Decrease (increase) in accrued interest receivable	809	139	(438)
(Decrease) increase in accrued interest payable	(1)	(4)	26
Increase (decrease) in other liabilities and accrued expenses	1,596	(439)	(517)
Net cash provided by operating activities	8,643	10,757	8,345

Cash flows from investing activities:
Purchase of investment securities available for sale	(10,619)	(26,023)	(83,860)
Decrease (increase) in other real estate owned, net of (gains) losses	2,484	(460)	839
Proceeds from maturities, calls, and repayments of investment securities available-for-sale	32,888	32,676	24,588
Proceeds from sale of bank stocks	877	904	541
Claims in cash surrender value of life insurance policies	516	522	1,612
Loans originated (in excess of) repayments	(46,948)	(15,822)	(55,528)
Purchase of premises and equipment	(132)	(637)	(739)
Net cash (used in) investing activities	(20,934)	(8,840)	(112,547)

Cash flows from financing activities:
(Repurchase) proceeds from issuance of common stock	—	—	(10)
(Decrease) increase in short-term borrowings	(21,986)	(18,909)	93,250
Increase (decrease) in long-term borrowings	—	9,275	3,068
Increase in demand deposits	25,039	16,757	8,193
Increase (decrease) in time and savings deposits	9,636	(8,414)	1,472
Net cash provided by (used in) by financing activities	12,689	(1,291)	105,973

Net increase in cash and cash equivalents	398	626	1,771

Cash and cash equivalents at beginning of year	9,442	8,816	7,045
Cash and cash equivalents at end of year	$9,840	$9,442	$8,816

Supplemental cash flow information:

Cash paid during the year for:
Interest paid	$3,370	$3,153	$2,907
Income taxes paid (refunded)	$1,569	$572	$(152)

See accompanying notes to consolidated financial statements.

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

(1)                 Nature of Operations

Conestoga Bancorp Inc. (the Company) is a financial holding company that operates a single commercial bank, Conestoga Bank (the Bank). The Bank is a member of the Federal Deposit Insurance Corporation. The Bank maintains its principal office in Chester Springs, Pennsylvania, and has 13 full-service branches in Bucks, Chester, Delaware, Montgomery and Philadelphia counties, a loan production office in Lehigh County and a small ticket leasing office in Montgomery County. The Bank’s primary loan products are commercial loans and leases, Small Business Administration (SBA) loans and consumer loans, and its primary deposit products are checking, savings, and term certificate accounts. The Bank has two subsidiaries, CB Financial and Conestoga Equipment Finance Corporation (CEFC). CB Financial holds foreclosed real estate. CEFC conducts the origination of small ticket leases with an average lease size of approximately $35 thousand.

(2)                 Business Combination

Beneficial Bancorp

On October 21, 2015, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Beneficial Bancorp, a Maryland corporation (“Beneficial”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company will sell its wholly owned subsidiary Conestoga Bank to Beneficial. As part of the Merger Agreement, Conestoga Bank will merge with and into Beneficial’s wholly owned bank subsidiary, Beneficial Bank, with Beneficial Bank as the surviving bank in the Bank Merger. The Merger Agreement was unanimously approved by the Board of Directors of each of Conestoga Bancorp and Beneficial Bancorp.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Conestoga Bancorp will have the right to receive a multiple of 1.6 times the shareholder’s equity of Conestoga Bank at the month end immediately prior to close (“Valuation Date”) adjusted to eliminate any incurred costs related to the merger. The purchase price is all cash and is subject to a cap of $105 million, which equates to a shareholder’s equity balance of $65.625 million. In the event that Conestoga Bank’s Shareholder’s Equity balance is greater than $65.625 million on the valuation date a dividend for any excess will be declared and paid to Conestoga Bancorp.

Due to purchase price consideration being paid in all cash the merger will not be subject to Beneficial’s shareholder approval or registration for the issuance of shares with the SEC (“Securities and Exchange Commission’). As such the completion of the Merger is subject to fewer conditions, including, the adoption of the Merger Agreement by Conestoga Bancorp’s shareholders, and the receipt of required regulatory approvals, including the approval of the Federal Reserve Board, the Federal Deposit Insurance Corporation, and the Pennsylvania Department of Banking. Each party’s obligation to complete the Merger is also subject to the following additional customary conditions: subject to certain exceptions, the accuracy of the representations and warranties of the other party, and performance in all material respects by the other party of its obligations under the Merger Agreement.

Conestoga Bancorp is substantially privately held, as such the majority of shareholders’ approved the deal on October 21, 2015, and all required regulatory approvals have been received. The merger is expected to close on or about April 14, 2016.

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

(3)      Summary of Significant Accounting Policies

(a)        Basis of Presentation

The consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of related revenue and expense during the reporting period. Actual results could differ from those estimates. The consolidated financial statements include the accounts of the parent company, Conestoga Bancorp, Inc., its wholly owned subsidiary, Conestoga Bank, and its subsidiaries, CB Financial and CEFC. All material intercompany transactions and balances have been eliminated in consolidation.

(b)        Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks, federal funds sold, and interest bearing deposits with banks.

(c)        Investment Securities

The Company accounts for debt and investment securities as available for sale. Securities available for sale are carried at fair value, with unrealized gains (losses) reported in accumulated other comprehensive income (loss). Realized gains (losses) on securities available for sale are included in other income (expense) and, when applicable, are reported as a reclassification adjustment, net of tax, in other comprehensive income (loss). Gains and losses on sales of securities are determined on the specific-identification method. The Company’s investment portfolio consists primarily of securities issued by Freddie Mac (FHLMC), Fannie Mae (FNMA), Federal Home Loan Bank (FHLB), Federal Family Education Loan Program (FFELP), US Treasury securities and corporate debt securities.

Management classifies those securities that it intends to hold to maturity as held-to-maturity (none as of December 31, 2015 or 2014). Securities in the held-to-maturity category are accounted for at cost, adjusted for amortization of premiums and accretion of discounts, using the straight-line method over the average estimated life, which approximates the level yield. Declines in the fair value of individual securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.

Investments in the common stock of the Federal Home Loan Bank of Pittsburgh (FHLB), Atlantic Central Bankers Bank (ACBB) and the Federal Reserve Bank of Philadelphia (FRB) are carried at cost because of ownership restrictions (see note 5, Investment Securities).

(d)        Loans and Leases

Loans and leases are stated at unpaid principal balances, less the allowance for loan losses and net deferred loan fees and unearned discounts.

Loan and lease origination and commitment fees, as well as certain direct origination costs, are deferred and amortized as a yield adjustment over the lives of the related loans using the interest method.

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

Interest income is recorded on an accrual basis. Loans and leases are reported as nonaccrual if they are past due as to principal or interest payments for a period of 90 days or more or if management determines it is probable that the Company will not collect the contractual principal or interest. When a loan or lease is placed in the nonaccrual category, interest accruals cease and uncollected accrued interest receivable is reversed and charged against current interest income. Exceptions may be made to the reporting of a loan or lease as nonaccrual or the accrual of interest if a loan or lease is deemed by management to be well collateralized and in the process of collection. Loans and leases that are on a current payment status may also be classified as nonaccrual if there is serious doubt as to the borrower’s ability to continue interest or principal payments. Nonaccrual loans and leases are generally not returned to accrual status until principal and interest payments have been brought current and full collectability is reasonably assured.

Interest income is not generally recognized on impaired loans and leases unless the likelihood of further loss is remote. A loan or lease is considered to be impaired when, based upon current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan or lease. An insignificant delay or insignificant shortfall in amount of payments does not necessarily result in a loan or lease being identified as impaired. For this purpose, delays less than 90 days are considered to be insignificant. Large groups of smaller balance homogeneous loans or leases, including consumer loans, residential loans, and smaller balance commercial loans, are not individually evaluated for impairment. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other impaired loans and leases is recognized only to the extent of interest payments received.

(e)         Loans and Leases Held for Sale

Small Business Administration (SBA) 7A loans originated and intended for sale without recourse in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Such loans are generally under an agreement of sale for a portion of the loan to an outside investor prior to the settlement. The Company retains the servicing of the loan. Gains on the sale of SBA loans held for sale are recognized on the trade date. As of December 31, 2015 the Company had $2.0 million in SBA loans available for sale. As of December 31, 2014 the Company had $1.4 million in SBA loans available for sale. During 2015 and 2014, the Company originated $15.2 million and $15.0 million SBA loans held for sale, which were subsequently sold resulting in a gain of $1.3 million and $1.4 million, respectively.

Conestoga Equipment Finance Corporation typically syndicates leases that do not meet underwriting guidelines to be held in the lease portfolio. The Company typically retains the servicing of the leases. Leases that are originated for syndication are carried at the lower of cost or estimated fair value. During 2105 and 2014, the Company originated $2.9 million and $1.5 million in leases which were subsequently sold resulting in a gain of $50.1 thousand and $35.6 thousand.

(f)         Allowance for Loan and Lease Losses

The allowance for loan and lease losses is established through a provision for loan and lease losses charged to operations and reduced by charge-offs net of recoveries. The allowance is maintained at a level that management considers adequate to absorb known and inherent losses in the loan and lease portfolio.

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

Management determines the adequacy of the allowance based on an extensive analysis of loans and leases that are categorized into groups of loans with common characteristics. Analysis of these groups involves factors such as recent loss experience, economic factors relative to the group, collateral strength, risk weightings, delinquency performance, and other pertinent factors. As well as factors that are measured on groups of loans, management has to consider the strengths of credit management such as underwriting policies, adherence to policies, strength of lending and credit staff, and quality of reporting for asset quality. Individual loans that are adversely rated and are above certain balance sizes are evaluated independently under ASC 310 Receivables — Impairment of a loan guidelines. In addition, the Company’s regulators require management to use the best information available to make such a determination. Future adjustments to the allowance may be necessary if conditions differ substantially from the assumptions used in making the determination. Loans and leases deemed uncollectable are charged to the allowance.

(g)        Premises and Equipment

Land is stated at cost. Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated on the straight-line basis over the shorter of the estimated useful lives of the related assets or the remaining life of the related lease (three to forty years). Maintenance, repairs, and minor improvements are charged to operating expenses as incurred. Major improvements and betterments related to premises and equipment are capitalized and recognized over the estimated life of the asset.

(h)        Other Real Estate Owned (OREO)

OREO assets acquired through foreclosure are recorded at the lower of the recorded investment in the loans or fair value less estimated disposal costs. Costs subsequently incurred to improve the assets are included in the carrying value provided that the resultant carrying value does not exceed fair value less estimated disposal costs. Costs relating to holding the assets are charged to expense in the current period. An allowance for estimated losses is provided when declines in fair value below the carrying value are identified. Net gain/(loss) on OREO includes costs of holding and operating the assets, net gains or losses on sales of the assets and provisions for losses to reduce such assets to fair value less estimated disposal costs.

(i)         Cash Surrender Value of Life Insurance Policies

The Company carries life insurance policies at the net cash surrender value. Changes in the net cash surrender value of these policies are reflected in noninterest income excluding premiums paid and/or benefits paid.

(j)         Intangible Assets

Net assets of companies acquired in purchase transactions are recorded at their fair value at the date of acquisition. Core deposit and other intangible assets acquired in acquisitions are identified and amortized over their useful lives. The excess of the purchase price over the fair value of net assets acquired, or goodwill, is not amortized and is evaluated for impairment annually or more frequently if conditions warrant. Identifiable intangible assets are evaluated for impairment annually or more frequently if events and circumstances such as adverse changes in associated balances or market conditions indicate a possible impairment. The Company evaluated the other intangible assets,

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

including mortgage servicing rights and core deposit intangible as of December 31, 2015 and 2014 and determined that no impairment existed.

(k)                         Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases, as well as operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established against deferred tax assets when, in the judgment of management, it is more likely than not that such deferred tax assets will not be realized.

(l)                            Stock-Based Compensation

The Company has a stock-based compensation plan which is described more fully in note 17, “Employee Benefit Plans.” All share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the consolidated financial statements based on their grant date fair-values over their vesting period. The vesting period is the amount of time subsequent to the grant where the recipient incrementally on a periodic basis earns the ability to exercise their options and/or acquire their awards. The stock-based compensation expense includes estimates of forfeitures. The Company uses the Black-Scholes valuation method to estimate the fair value of stock option awards.

(m)                      Subsequent Events

The Company has evaluated subsequent events for recognition and/or disclosure through April 1, 2016, the date these consolidated financial statements were issued.

(n)                         New Accounting Standards

In August 2014, the FASB issued ASU No. 2014-14, Receivables-Troubled Debt Restructurings by Creditors (Subtopic 310-40): Classification of Certain Government-Guaranteed Mortgage Loans upon Foreclosure (a consensus of the FASB Emerging Issues Task Force). The objective of this guidance is to reduce diversity in practice related to how creditors classify government-guaranteed mortgage loans, including Federal Housing Administration or Veterans Affairs guaranteed loans, upon foreclosure. Some creditors reclassify those loans to real estate consistent with other foreclosed loans that do not have guarantees; others reclassify the loans to other receivables. The amendments in this guidance require that a mortgage loan be derecognized and that a separate other receivable be recognized upon foreclosure if the following conditions are met: (1) the loan has a government guarantee that is not separable from the loan before foreclosure; (2) at the time of foreclosure, the creditor has the intent to convey the real estate property to the guarantor and make a claim on the guarantee, and the creditor has the ability to recover under that claim; and (3) at the time of foreclosure, any amount of the claim that is determined on the basis of the fair value of the real estate is fixed. Upon foreclosure, the separate other receivable should be measured based on the amount of the loan balance (principal and interest) expected to be recovered from the guarantor. The guidance on

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

receivables-troubled debt restructuring by creditors did not have a material impact on the Company’s consolidated financial statements.

In January 2014, the FASB issued ASU No. 2014-04, Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure (ASU 2014-04). The objective of this guidance is to clarify when an in substance repossession or foreclosure occurs. ASU No. 2014-04 states that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, ASU No. 2014-04 requires interim and annual disclosure of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. The guidance on residential real estate collateralized consumer mortgage loans upon foreclosure did not have a material impact on the Company’s consolidated financial statements.

In April 2015, the FASB issued ASU No. 2015-03, Interest- Imputation of Interest (Subtopic 835-30) Simplifying the Presentation of Debt Issuance Costs. The amendments in this update require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by this amendment. This guidance is effective for interim and annual reporting periods beginning after December 15, 2015. Early adoption is permitted. ASU No. 2015-03 should be applied on a retrospective basis. The Company does not expect the application of this guidance to have a material impact on the Company’s Consolidated Statements of Operations or Consolidated Statements of Condition.

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments — Overall (Subtopic 825-10), Recognition and Measurement of Financial Assets and Financial Liabilities. This amendment provides that equity investments will be measured at fair value with changes in fair value recognized in net income. When fair value is not readily determinable an entity may elect to measure the equity investment at cost, minus impairment, plus or minus any change in the investment’s observable price. For financial liabilities that are measured at fair value, the amendment requires an entity to present separately, in other comprehensive income, any change in fair value resulting from a change in instrument specific credit risk. ASU 2016-01 will be effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted. Entities may apply this guidance on a prospective or retrospective basis. The Company does not expect the application of this guidance to have a material impact on the Company’s Consolidated Statements of Operations or Consolidated Statements of Condition.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). This ASU revises the accounting related to lessee accounting. Under the new guidance, lessees will be required to recognize a lease liability and a right-of-use asset for all leases. The new lease guidance also simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. ASU 2016-02 is effective for the first interim period within annual periods beginning after December 15, 2018, with early adoption permitted. The standard is required to be

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

adopted using the modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The Company’s management is currently evaluating the impact of adopting ASU 2016-02 on the Company’s consolidated financial statements.

(4)                 Restrictions on Cash and Due from Bank Accounts

The Company maintains reserve balances in accordance with Federal Reserve Bank (FRB) requirements. The reserve requirement at December 31, 2015 and 2014 was $3.3 million and $3.9 million, respectively and was satisfied by vault cash held at the Bank’s branches and the Company’s FRB balance. The average balance at the FRB was $4.0 million for the year ended December 31, 2015 and $4.6 million for the year ended December 31, 2014.

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

(5)                 Investment Securities

At December 31, 2015 and 2014, the amortized cost and estimated fair value of investment securities available-for-sale are as follows:

	December 31, 2015
		Gross	Gross
	Amortized	unrealized	unrealized
	cost	gains	(losses)	Fair value
	(In thousands)
Available-for-sale:
Mortgage-backed securities:
FNMA	$2,018	$3	$(34)	$1,987
Agency securities:
FHLMC	33,257	119	(3)	33,373
FNMA	61,914	177	(87)	62,004
FHLB	7,093	38	—	7,131
Asset-backed securities
FFELP	9,391	—	(148)	9,243
US Treasury	1,002	2	—	1,004
Investment securities:
Corporate debt securities	27,589	—	(13,005)	14,584
Total	$142,264	$339	$(13,277)	$129,326

	December 31, 2014
		Gross	Gross
	Amortized	unrealized	unrealized
	cost	gains	(losses)	Fair value
	(In thousands)
Available-for-sale:
Mortgage-backed securities:
FNMA	$1,391	$16	$—	$1,407
Agency securities:
FHLMC	31,247	72	(8)	31,311
FNMA	85,667	972	(229)	86,410
FHLB	5,123	19	—	5,142
Asset-backed securities
FFELP	11,683	15	(12)	11,686
US Treasury	1,003	—	(4)	999
Investment securities:
Corporate debt securities	26,874	—	(12,373)	14,501
Total	$162,988	$1,094	$(12,626)	$151,456

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

The amortized cost and estimated fair value of securities available-for-sale at December 31, 2015 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. At December 31, 2015 and 2014, the scheduled maturities of available-for-sale investment securities are as follows:

	December 31, 2015
	Amortized
	cost	Fair value
	(In thousands)
Amount maturing in:
One year or less	$888	$879
After one year through five years	106,157	106,352
After five years through ten years	3,389	3,335
After ten years	31,830	18,760
	$142,264	$129,326

	December 31, 2014
	Amortized
	cost	Fair value
	(In thousands)
Amount maturing in:
One year or less	$689	$689
After one year through five years	77,917	78,045
After five years through ten years	52,153	52,856
After ten years	32,229	19,866
	$162,988	$151,456

At December 31, 2015 and 2014 the schedule of unrealized losses are as follows:

	December 31, 2015
	Less than 12 months		Greater than 12 months		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	value	(loss)	value	(loss)	value	(loss)
	(In thousands)
Mortgage-backed securities:
FNMA	$1,109	$(34)	$—	$—	$1,109	$(34)
Agency securities:
FHLMC	7,820	(3)	—	—	7,820	(3)
FNMA	30,351	(87)	—	—	30,351	(87)
Asset-backed securities:
FFELP	4,440	(96)	4,803	(52)	9,243	(148)
Investment securities:
Corporate debt securities	—	—	14,584	(13,005)	14,584	(13,005)
	$43,720	$(220)	$19,387	$(13,057)	$63,107	$(13,277)

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

	December 31, 2014
	Less than 12 months		Greater than 12 months		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	value	(loss)	value	(loss)	value	(loss)
	(In thousands)
Mortgage-backed securities:
FNMA	$—	$—	$—	$—	$—	$—
Agency securities:
FHLMC	7,616	(8)	—	—	7,616	(8)
FNMA	30,654	(229)	—	—	30,654	(229)
Asset-backed securities:
FFELP	6,070	(12)	—	—	6,070	(12)
US Treasury:
US Treasury	999	(4)	—	—	999	(4)
Investment securities:
Corporate debt securities	—	—	14,501	(12,373)	14,501	(12,373)
	$45,339	$(253)	$14,501	$(12,373)	$59,840	$(12,626)

The following table presents a summary of the cumulative credit related other than temporary impairment (OTTI) charges recognized as components of earnings for collateralized debt obligation (CDO) securities held by the Company at December 31, 2015 and 2014.

	2015	2014
	(In thousands)
Beginning balance of cumulative credit losses on CDO securities	$(7,149)	$(7,149)
Additional credit losses for which other than temporary impairment was not previously recognized	—	—
Ending balance of cumulative credit losses on CDO securities	$(7,149)	$(7,149)

Numerous factors affect the valuations at which the Company records securities on the balance sheet, including market interest rates, credit spreads, and investor perceptions. Management reviews the securities in the investment portfolio at least quarterly in order to determine their fair value, which can be equal to, more than, or less than their book value (amortized cost). To determine a security’s fair value, the Company uses a variety of techniques and consults with third-party valuation service providers. For more information about the key determinants of a security’s fair value, read note 18, “Disclosures About Fair Value of Financial Instruments,” in this report.

When a security’s fair value falls below its book value, the security is considered impaired. To determine whether a security’s impairment is temporary or other than temporary, the Company considers factors that include: the causes of the decline in fair value, such as credit problems, interest rate fluctuations, or market volatility, the severity and duration of the decline, whether or not the security’s contractual cash flows have been, or are projected to become, impaired, our ability and intent to hold these investments until they recover in value, mature, or are called.

In 2015, volatility in the financial markets continued to impact fair value estimates for some of the Company’s temporarily impaired securities. The Company believes these changes were due mainly to liquidity problems in the financial markets related to these securities, not deterioration in the creditworthiness

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

of issuers or underlying issuers. It is reasonably possible that future analyses of these securities may result in an impairment charge.

The Company did not recognize any OTTI charges to non-interest income for the years ending December 31, 2015 and 2014, At December 31, 2015, the Company’s investment portfolio includes five pooled trust preferred CDO securities. The structure of the securities owned by the Company are comprised of individual trust preferred issuances typically issued on a geographically diversified basis to financial and insurance institutions that are securitized and segregated into tranches based on credit attributes. The Company determined there to be a probable adverse change in estimated cash flows based on our cash flow projections and the CDO’s subordination, therefore the other than temporary impairment charge was taken. There has not been a probable adverse change in estimated cash flows of the remaining pooled trust preferred CDO securities based on the Company’s analysis.

In addition to the five pooled trust preferred securities, the Company also holds two single issuer trust preferred securities issued by large national banks. The single issuer trust preferred securities have also been adversely impacted by volatility in the financial markets. These securities are monitored by the Company for potential impairment losses by analyzing trends in capital adequacy, asset quality and earnings performance and liquidity. As of December 31, 2015, management believes the financial performance of the underlying companies is not indicative of other than temporary impairment and it is probable that the fair value of the investment securities will recover to the Company’s cost basis in a reasonable amount of time.

The remainder and bulk of the Company’s investment portfolio is comprised of U.S. Agency or U.S. sponsored agency securities, Federal Family Education Loan Program (FFELP) student loan securities and U.S Treasury securities that typically incur changes in fair value in correlation with changes in the rate environment. The Company has the positive intent and ability to hold securities which it has expectations of recovery until such recovery occurs and it is more likely than not that it will not be required to sell these securities until recovery to the cost basis occurs. The credit portion of any loss on debt securities is recognized through earning and the noncredit portion of any loss related to debt securities is recognized in other comprehensive income (loss), net of tax.

At December 31, 2015, the Company held bank stocks in the amount of $1.90 million in Federal Reserve Bank, $3.2 million in Federal Home Loan Bank and $21 thousand in Atlantic Central Bankers Bank. None of these stocks had readily determinable fair values and are all recorded at cost at December 31, 2015. Management’s analysis of these bank stocks concluded that there is no other than temporary impairment as of December 31, 2015.

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

(6)      Loans and Leases

At December 31, 2015 and 2014, loans and leases are as follows:

	2015	2014
	(In thousands)	(In thousands)
Commercial loans:
1-4 Family residential	$42,933	$47,736
Multi-family	21,233	17,278
Construction and land	4,180	4,331
Nonfarm/Nonresidential	194,776	176,854
Farm	423	—
Commercial and industrial	60,084	49,897
Residential Mortgage	43,536	44,840
Consumer:
Consumer home equity	26,501	27,596
Manufactured housing	10,127	11,437
Consumer other	588	681
Leases	121,559	99,702
Total	525,940	480,352
Allowance for loan and lease losses	(5,946)	(5,429)
Net deferred loan and lease origination fees and costs	2,560	2,506
Loans and leases, net of unearned income	$522,554	$477,429

The Company services a portfolio of residential mortgage and SBA loans with balances of $50.7 million and $45.6 million at December 31, 2015 and 2014, respectively. Originated servicing rights totaled $516 thousand and $480 thousand at December 31, 2015 and 2014, respectively.

The Company is a lessor of primarily small-ticket equipment under agreements expiring at various dates through the year 2020. At December 31, 2015, the schedule of minimum lease payments is as follows:

Amount
(In thousands)
Year:
2016	$46,772
2017	37,016
2018	26,130
2019	15,435
2020	6,360
Thereafter	833
Total future minimum lease payments receivable	$132,546
Less unearned income	(10,987)
Total lease finance receivables, net of unearned income *	$121,559

* Includes $43.8 million of equipment finance agreements (EFA’s).

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

(a)   Age Analysis of Past Due Loans and Leases

The following presents, by class of loans and leases, an aging of current and past due loans and leases at December 31, 2015.

	December 31, 2015
			90 Days
			or more	Total		Total
	30 — 59	60 — 89	past due	past due		loans
	Days	Days	and	and		and
	past due*	past due*	accruing*	accruing*	Current*	leases
	(In thousands)
Commercial loans:
1-4 Family residential	$—	$—	$—	$—	$41,048	$42,933
Multi-family	—	294	—	294	20,939	21,233
Construction and land	—	—	—	—	4,180	4,180
Nonfarm/Nonresidential	76	—	—	76	194,420	194,776
Farm	—	—	—	—	423	423
Commercial and industrial	—	—	—	—	59,524	60,084
Residential Mortgage	634	121	224	979	41,765	43,536
Consumer:
Consumer home equity	106	145	276	527	25,638	26,501
Manufactured housing	140	172	—	312	8,929	10,127
Consumer other	2	—	45	47	541	588
Leases	1,412	618	12	2,042	119,259	121,559
Total	$2,370	$1,350	$557	$4,277	$516,666	$525,940

* Excludes impaired loans and leases included in the impaired loans and leases table below.

	December 31, 2014
			90 Days
			or more	Total		Total
	30 — 59	60 — 89	past due	past due		loans
	Days	Days	and	and		and
	past due*	past due*	accruing*	accruing*	Current*	leases
	(In thousands)
Commercial loans:
1-4 Family residential	$205	$—	$—	$205	$45,510	$47,736
Multi-family	—	—	—	—	17,278	17,278
Construction and land	—	—	—	—	4,331	4,331
Nonfarm/Nonresidential	79	—	—	79	175,770	176,854
Farm	—	—	—	—	—	—
Commercial and industrial	99	—	—	99	49,278	49,897
Residential Mortgage	851	278	236	1,365	42,789	44,840
Consumer:
Consumer home equity	320	149	139	608	26,907	27,596
Manufactured housing	97	155	—	252	10,565	11,437
Consumer other	—	—	206	206	475	681
Leases	1,093	166	140	1,399	98,080	99,702
Total	$2,744	$748	$721	$4,213	$470,983	$480,352

* Excludes impaired loans and leases included in the impaired loans and leases table below.

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

The following presents by class of loans and leases, nonaccrual loans and leases (including nonaccrual troubled debt restructured (TDR) loans and leases), and accruing troubled debt restructured loans and leases at December 31, 2015 and 2014:

	December 31, 2015
	Nonaccrual	Accruing troubled	Total impaired
	loans and	debt restructured	loans and
	leases	loans and leases	leases
	(In thousands)
Commercial loans:
1-4 Family residential	$1,203	$682	$1,885
Multi-family	—	—	—
Construction and land	—	—	—
Nonfarm/Nonresidential	280	—	280
Farm	—	—	—
Commercial and industrial	210	350	560
Residential mortgage	607	185	792
Consumer:
Consumer home equity	336	—	336
Manufactured housing	886	—	886
Consumer other	—	—	—
Leases	258	—	258
Total	$3,780	$1,217	$4,997

	December 31, 2014
	Nonaccrual	Accruing troubled	Total impaired
	loans and	debt restructured	loans and
	leases	loans and leases	leases
		(In thousands)
Commercial loans:
1-4 Family residential	$1,326	$695	$2,021
Multi-family	—	—	—
Construction and land	—	—	—
Nonfarm/Nonresidential	1,005	—	1,005
Farm	—	—	—
Commercial and industrial	157	363	520
Residential mortgage	499	187	686
Consumer:
Consumer home equity	81	—	81
Manufactured housing	620	—	620
Consumer other	—	—	—
Leases	223	—	223
Total	$3,911	$1,245	$5,156

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

(b)                         Impaired Loans and Leases

Loans and leases are considered to be impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due, including principal and interest, according to the contractual terms of the loan or lease agreement.

Impaired loans and leases including accruing TDR’s as of December 31, 2015 and 2014 were as follows:

	December 31, 2015
		Unpaid		Average	Interest
	Recorded	principal	Specific	recorded	income
	investment	balance	allowance	investment	recognized
	(In thousands)

Impaired loans and leases with a specific allowance recorded:
Commercial loans:
1-4 Family residential	$—	$—	$—	$—	$—
Multi-family	—	—	—	—	—
Construction and land	—	—	—	—	—
Nonfarm/Nonresidential	280	280	280	285	9
Farm	—	—	—	—	—
Commercial and industrial	—	—	—	—	—
Residential mortgage	—	—	—	—	—
Consumer:
Consumer home equity	—	—	—	—	—
Manufactured housing	—	—	—	—	—
Consumer other	—	—	—	—	—
Leases	—	—	—	—	—
Total impaired loans and leases with a specific allowance recorded	$280	$280	$280	$285	$9

Impaired loans and leases with no specific allowance recorded:
Commercial loans:
1-4 Family residential	$1,885	$1,884	$—	$1,890	$41
Multi-family	—	—	—	—	—
Construction and land	—	—	—	—	—
Nonfarm/nonresidential	—	—	—	—	—
Farm	—	—	—	—	—
Commercial and industrial	560	524	—	570	32
Residential mortgage	792	1,310	—	1,320	18
Consumer:
Consumer home equity	336	336	—	348	16
Manufactured housing	886	886	—	926	57
Consumer other	—	—	—	—	—
Leases	258	258	—	301	1
Total impaired loans and leases with no specific allowance recorded	$4,717	$5,198	$—	$5,355	$165

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

	December 31, 2015
		Unpaid		Average	Interest
	Recorded	principal	Specific	recorded	income
	investment	balance	allowance	investment	recognized
	(In thousands)

Total impaired loans and leases:
Commercial loans:
1-4 Family residential	$1,885	$1,884	$—	$1,890	$41
Multi-family	—	—	—	—	—
Construction and land	—	—	—	—	—
Nonfarm/nonresidential	280	280	280	285	9
Farm	—	—	—	—	—
Commercial and industrial	560	524	—	570	32
Residential mortgage	792	1,310	—	1,320	18
Consumer:
Consumer home equity	336	336	—	348	16
Manufactured housing	886	886	—	926	57
Consumer other	—	—	—	—	—
Leases	258	258	—	301	1
	$4,997	$5,478	$280	$5,640	$174

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

	December 31, 2014
		Unpaid		Average	Interest
	Recorded	principal	Specific	recorded	income
	investment	balance	allowance	investment	recognized
	(In thousands)
Impaired loans and leases with a specific allowance recorded:
Commercial loans:
1-4 Family residential	$—	$—	$—	$—	$—
Multi-family	—	—	—	—	—
Construction and land	—	—	—	—	—
Nonfarm/Nonresidential	293	514	293	303	23
Farm	—	—	—	—	—
Commercial and industrial	—	—	—	—	—
Residential mortgage	—	—	—	—	—
Consumer:
Consumer home equity	—	—	—	—	—
Manufactured housing	—	—	—	—	—
Consumer other	—	—	—	—	—
Leases	—	—	—	—	—
Total impaired loans and leases with a specific allowance recorded	$293	$514	$293	$303	$23

Impaired loans and leases with no specific allowance recorded:
Commercial loans:
1-4 Family residential	$2,021	$2,096	$—	$2,022	$45
Multi-family	—	—	—	—	—
Construction and land	—	—	—	—	—
Nonfarm/nonresidential	712	712	—	713	26
Farm	—	—	—	—	—
Commercial and industrial	520	797	—	580	43
Residential mortgage	686	869	—	715	19
Consumer:
Consumer home equity	81	111	—	86	7
Manufactured housing	620	908	—	704	42
Consumer other	—	—	—	—	—
Leases	223	223	—	356	4
Total impaired loans and leases with no specific allowance recorded	$4,863	$5,716	$—	$5,176	$186

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

	December 31, 2014
		Unpaid		Average	Interest
	Recorded	principal	Specific	recorded	income
	investment	balance	allowance	investment	recognized
	(In thousands)

Total impaired loans and leases:
Commercial loans:
1-4 Family residential	$2,021	$2,096	$—	$2,022	$45
Multi-family	—	—	—	—	—
Construction and land	—	—	—	—	—
Nonfarm/nonresidential	1,005	1,226	293	1,016	49
Farm	—	—	—	—	—
Commercial and industrial	520	797	—	580	43
Residential mortgage	686	869	—	715	19
Consumer:
Consumer home equity	81	111	—	86	7
Manufactured housing	620	908	—	704	42
Consumer other	—	—	—	—	—
Leases	223	223	—	356	4
	$5,156	$6,230	$293	$5,479	$209

The following table presents the average recorded investment in impaired loans and an analysis of interest on impaired loans as of December 31, 2015, 2014 and 2013.

	December 31,
	2015	2014	2013
	(In thousands)
Average recorded investment in impaired loans	$5,640	$5,479	$15,779
Related amount of interest income	174	209	392
Interest income recognized on a cash basis	6	9	51

Interest income that would have been recognized on impaired loans during the years ended December 31, 2015, 2014, and 2013, had they been current and in accordance with their original terms, were $701 thousand, $711 thousand, and $654 thousand, respectively.

(c)                          Troubled Debt Restructured Loans and Leases

The Company considers a loan a TDR when the borrower is experiencing financial difficulty and we grant a concession that we would not otherwise consider but for the borrower’s financial difficulties. The Company evaluates selective criteria to determine if a borrower is experiencing financial difficulty, including the ability of the borrower to obtain funds from sources other than the Company at market rates.

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

The Company had 11 loans totaling $1.8 million and 11 loans totaling $1.9 million whose terms were modified in a manner that met the criteria for a TDR as of December 31, 2015 and December 31, 2014, respectively. As of December 31, 2015, one of the TDRs were commercial 1-4 family residential loans with an aggregate outstanding balance of $682 thousand, one was a commercial nonfarm/nonresidential loan with an aggregate outstanding balance of $280 million, one was a commercial and industrial loan with an aggregate outstanding balance of $349 thousand, one was a residential mortgage with an aggregate outstanding balance of $185 thousand, and seven were consumer manufactured housing loans with an aggregate outstanding balance of $333 thousand. As of December 31, 2014, one of the TDRs was a commercial 1-4 family residential loan with an aggregate outstanding balance of $695 thousand, one was a commercial nonfarm/nonresidential loan with an aggregate outstanding balance of $293 thousand, one was a commercial and industrial loan with an aggregate outstanding balance of $362 thousand, one was a residential mortgage with an aggregate outstanding balance of $187 thousand and seven were consumer manufactured housing loans with an aggregate outstanding balance of $376 thousand.

The following tables summarize information about TDRs as of and for the year ended December 31, 2015 and 2014:

December 31, 2015
	No. of loans	Balance
(In thousands)
Loans modified during the period in a manner that met the definition of a TDR	—	$—

Modifications granted:
Interest rate reduction with payment restructure	—	$—

Outstanding principal balance immediately before and after modification	—	$—

Outstanding principal balance at period end	11	$1,830

	December 31, 2014
	No. of loans	Balance
	(In thousands)
Loans modified during the period in a manner that met the definition of a TDR	1	$187

Modifications granted:
Interest rate reduction with payment restructure	1	187

Outstanding principal balance immediately before and after modification	1	187

Outstanding principal balance at period end	11	$1,914

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

For the years ended December 31, 2015 and 2014 there were no TDRs which defaulted (defined as past due 90 days) during the year that were restructured within the last twelve months prior to December 31, 2015 and 2014:

Other real estate owned and repossessed assets as of December 31, 2015 and 2014 are as follows:

December 31, 2015
(In thousands)
Other real estate owned	$1,413
Repossessed assets	33
Total other real estate repossessed assets	$1,446

December 31, 2014
(In thousands)
Other real estate owned	$4,043
Repossessed assets	137
Total other real estate repossessed assets	$4,180

(d)                         Credit Quality Indicators

The Company employs a nine (9) point risk rating system related to the credit quality of commercial loans and leases. The first five categories are pass categories (credits not adversely rated). The following is a description of the internal risk ratings and the credit risk related to each risk rating:

1.                            Minimal risk — No credit risk

2.                            Better than average risk — Negligible credit risk

3.                            Average risk — Minimal credit risk

4.                            Acceptable risk — Nominal credit risk

5.                            Watch — Moderate credit risk

6.                            Special mention — Potential weakness

7.                            Substandard — Well-defined weakness

8.                            Doubtful — Collection in-full improbable

9.                            Loss — Uncollectible

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

Loans and leases with risk ratings one through four require an annual review by the account officer if the credit is $500 thousand and larger in terms of total related credit (loans to one borrower). The review will present and analyze current financial statements, identify issues related to the quality of the credit that may have developed since the credit was initially proposed and reassess the current risk rating. Reviews are to be performed as close to the anniversary date at which the loan was originally booked, but may be extended until current financial statements have been provided.

Loans and leases with risk ratings of five through nine are reviewed on a monthly basis pursuant to the parameters defined in a risk rating dollar amount matrix as follows: loans risk rated five are reviewed over $1.0 million, loans risk rated six are reviewed over $500 thousand, loans risk rated seven are reviewed over $250 thousand, and all loans risk rated eight or nine are reviewed.

Additionally, the Company contracts with an external loan review service provider that conducts a quarterly review of the commercial loan portfolio. The review focuses, in part, on risk rating accuracy. The target penetration on an annual basis is a minimum of sixty five percent. The results of each quarterly review are reported to the Company’s board of directors audit committee.

The following tables present commercial loans and leases by risk rating at December 31, 2015 and 2014.

	December 31, 2015
								Total
						Commercial		commercial
	1-4 Family		Construction	Nonfarm		and		loans and
	residential	Multi-family	and land	nonresidential	Farm	industrial	Leases	leases
	(In thousands)

Risk ratings:
(1) Minimal risk	$—	$—	$—	$—	$—	$87	$—	$87
(2) Better than average risk	—	—	—	—	—	108	—	108
(3) Average risk	1,570	897	—	31,698	—	9,856	—	44,021
(4) Acceptable risk	32,469	19,407	4,049	153,625	423	44,017	121,173	375,163
(5) Watch	3,504	635	131	982	—	3,222	72	8,546
(6) Special mention	647	294	—	2,699	—	1,521	56	5,217
(7) Substandard	4,743	—	—	5,772	—	1,273	258	12,046
(8) Doubtful	—	—	—	—	—	—	—	—
(9) Loss	—	—	—	—	—	—	—	—
Total	$42,933	$21,233	$4,180	$194,776	$423	$60,084	$121,559	$445,188

	December 31, 2014
								Total
						Commercial		commercial
	1-4 Family		Construction	Nonfarm		and		loans and
	residential	Multi-family	and land	nonresidential	Farm	industrial	Leases	leases
	(In thousands)

Risk ratings:
(1) Minimal risk	$—	$—	$—	$—	$—	$88	$—	$88
(2) Better than average risk	—	—	—	—	—	117	—	117
(3) Average risk	2,260	802	—	24,140	—	7,484	—	34,686
(4) Acceptable risk	38,080	15,683	4,197	139,864	—	36,742	99,250	333,816
(5) Watch	1,466	793	134	2,167	—	2,197	—	6,757
(6) Special mention	819	—	—	5,370	—	1,500	229	7,918
(7) Substandard	5,111	—	—	5,313	—	1,769	223	12,416
(8) Doubtful	—	—	—	—	—	—	—	—
(9) Loss	—	—	—	—	—	—	—	—
Total	$47,736	$17,278	$4,331	$176,854	$—	$49,897	$99,702	$395,798

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

The following tables present consumer loans by credit quality indicator at December 31, 2015 and 2014.

	December 31, 2015
	Residential	Consumer	Manufactured	Consumer
	mortgage	home equity	housing	other	Total
	(In thousands)
Current	$41,765	$25,638	$8,929	$541	$76,873
30-89 Days delinquent	755	251	312	2	1,320
90+ Days and still accruing	224	276	—	45	545
Nonaccrual	607	336	886	—	1,829
Impaired loans	185	—	—	—	185
Total	$43,536	$26,501	$10,127	$588	$80,752

	December 31, 2014
	Residential	Consumer	Manufactured	Consumer
	mortgage	home equity	housing	other	Total
	(In thousands)

Current	$42,789	$26,819	$10,500	$629	$80,737
30-89 Days delinquent	1,129	404	317	—	1,850
90+ Days and still accruing	236	292	—	52	580
Nonaccrual	499	81	620	—	1,200
Impaired loans	187	—	—	—	187
Total	$44,840	$27,596	$11,437	$681	$84,554

(7)                 Allowance for Loan and Lease Losses

Transactions in the allowance for loan and lease losses are summarized as follows for the years ended December 31, 2015, 2014, and 2013:

	December 31,
	2015	2014	2013
	(In thousands)
Balance at beginning of year	$5,429	$5,634	$6,912
Provision for loans and leases	1,300	1,860	2,700
Charge-offs	(1,015)	(2,137)	(4,235)
Recoveries	232	72	257
Balance at end of year	$5,946	$5,429	$5,634

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

The following tables summarize activity related to the allowance for loan and lease losses by category at December, 31, 2015 and 2014.

	December 31, 2015
	Balance at
	beginning			Provision for	Balance at
	of year	Charge-offs	Recoveries	loan losses	end of year
	(In thousands)
Commercial:
1-4 Family residential	$414	$(105)	$—	$97	$406
Multi-family	147	—	—	33	180
Construction and land	55	—	1	(4)	52
Nonfarm/nonresidential	1,886	(18)	22	(21)	1,869
Farm	—	—	—	4	4
Commercial and industrial	674	(136)	118	166	822
Residential Mortgage	236	(82)	2	60	216
Consumer:
Home equity	278	(60)	—	(5)	213
Manufactured housing	392	(175)	3	89	309
Other	2	(17)	2	15	2
Leases	1,278	(422)	84	680	1,620
Unallocated	67	—	—	186	253
Total	$5,429	$(1,015)	$232	$1,300	$5,946

	December 31, 2015
	Loans individually	Loans collectively
	evaluated	evaluated	Balance at
	for impairment	for impairment	end of year
	(In thousands)
Period-end allowance allocated to:
Commercial:
1-4 Family residential	$—	$406	$406
Multi-family	—	180	180
Construction and land	—	52	52
Nonfarm/nonresidential	280	1,589	1,869
Farm	—	4	4
Commercial and industrial	—	822	822
Residential Mortgage	—	216	216
Consumer:
Home equity	—	213	213
Manufactured housing	—	309	309
Other	—	2	2
Leases	—	1,620	1,620
Unallocated	—	253	253
Total	$280	$5,666	$5,946

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

	December 31, 2015
	Loans individually	Loans collectively
	evaluated	evaluated	Balance at
	for impairment	for impairment	end of year
	(In thousands)
Period-end loan balances evaluated for:
Commercial:
1-4 Family residential	$1,657	$41,276	$42,933
Multi-family	—	21,233	21,233
Construction and land	—	4,180	4,180
Nonfarm/nonresidential	359	194,417	194,776
Farm	—	423	423
Commercial and industrial	349	59,735	60,084
Residential Mortgage	185	43,351	43,536
Consumer:
Home equity	—	26,501	26,501
Manufactured housing	333	9,794	10,127
Other	—	588	588
Leases	—	121,559	121,559
Total	$2,883	$523,057	$525,940

	December 31, 2014
	Balance at
	beginning			Provision for	Balance at
	of year	Charge-offs	Recoveries	loan losses	end of year
	(In thousands)
Commercial:
1-4 Family residential	$410	$(211)	$15	$200	$414
Multi-family	129	—	—	18	147
Construction and land	61	—	16	(22)	55
Nonfarm/nonresidential	2,370	(483)	9	(10)	1,886
Farm	—	—	—	—	—
Commercial and industrial	527	(217)	10	354	674
Residential Mortgage	290	(79)	3	22	236
Consumer:
Home equity	308	(74)	—	44	278
Manufactured housing	617	(221)	13	(17)	392
Other	2	(7)	4	3	2
Leases	801	(845)	2	1,320	1,278
Unallocated	119	—	—	(52)	67
Total	$5,634	$(2,137)	$72	$1,860	$5,429

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

	December 31, 2014
	Loans individually	Loans collectively
	evaluated	evaluated	Balance at
	for impairment	for impairment	end of year
	(In thousands)
Period-end allowance allocated to:
Commercial:
1-4 Family residential	$—	$414	$414
Multi-family	—	147	147
Construction and land	—	55	55
Nonfarm/nonresidential	293	1,593	1,886
Farm	—	—	—
Commercial and industrial	—	674	674
Residential Mortgage	—	236	236
Consumer:
Home equity	—	278	278
Manufactured housing	—	392	392
Other	—	2	2
Leases	—	1,278	1,278
Unallocated	—	67	67
Total	$293	$5,136	$5,429

	December 31, 2014
	Loans individually	Loans collectively
	evaluated	evaluated	Balance at
	for impairment	for impairment	end of year
	(In thousands)
Period-end loan balances evaluated for:
Commercial:
1-4 Family residential	$1,746	$45,990	$47,736
Multi-family	—	17,278	17,278
Construction and land	—	4,331	4,331
Nonfarm/nonresidential	293	176,561	176,854
Farm	—	—	—
Commercial and industrial	361	49,536	49,897
Residential Mortgage	—	44,840	44,840
Consumer:
Home equity	—	27,596	27,596
Manufactured housing	376	11,061	11,437
Other	—	681	681
Leases	—	99,702	99,702
Total	$2,776	$477,576	$480,352

At December 31, 2015, the Company’s loan and lease portfolio totaled $525.9 million. The portfolio is comprised of five major lending product lines including commercial loans, SBA loans, mortgage loans, consumer loans and commercial leases.

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

The Company’s commercial loan portfolio totaled $323.6 million at December 31, 2015 and represents over 62% of gross outstanding loan balances. Within the commercial portfolio loans are categorized into construction and land development loans, commercial mortgages, commercial and industrial loans and SBA loans.

Construction and land development loans total approximately $4.2 million. Typically, this segment consists of financing land acquisition development loans and property redevelopment conversion loans. The primary source of repayment in this segment is permanent financing on build to suit properties and the sale of individual properties. During 2015 no charge-offs were incurred.

Commercial mortgages that are either owner occupied or leased to third parties total approximately $259.4 million. The primary source of repayment in this segment is cash flow derived either from the operations of the owner occupant or rental cash flow from the tenant. During 2015 charge-offs of $123 thousand were incurred.

Commercial and industrial loans (C&I) total approximately $60.1 million. The C&I portfolio has predominately been originated in the last six years. During 2015 charge-offs of $136 thousand were incurred and $118 thousand was recovered.

SBA (Small Business Administration) loans total are a component of commercial mortgage and C&I loans. The unguaranteed portion of SBA loans total $17.8 million at December 31, 2015. The Company’s unguaranteed SBA portfolio has been originated during the past four years. Additionally, there is a small portfolio of SBA guaranteed loans with current balances of approximately $150 thousand. During 2015, charge-offs of $51 thousand were incurred.

The Company’s residential mortgage portfolio totaled $43.5 million at December 31, 2015. Loans originated in 2006 or earlier comprise approximately 28% of the portfolio. During 2015, $7.3 million in new loan production was added to maintain the portfolio. The mortgage portfolio contains approximately $38.3 million in fixed rate loans and $5.2 million in adjustable rate loans. Mortgage loans are almost entirely comprised of local customers and are secured by first mortgages on primary residences. During 2015, charge-offs of $82 thousand were incurred.

The Company’s consumer portfolio totaled $37.2 million at December 31, 2015. The consumer portfolio consists of $26.5 million in home equity term loans and lines, $10.1 million in manufactured housing loans and $0.6 million in other consumer loans. The consumer portfolio experienced runoff during 2015 as economic conditions have decreased new consumer loan volumes and the low rate environment has increased prepayments due to loan refinance activity. Manufactured housing loans experienced elevated charge offs during the recession primarily due to the impact of higher unemployment numbers. Over the past few years, charge off activity has stabilized to moderate levels. Origination of manufactured housing loans was ceased in 2007. During 2015, charge-offs of $252 thousand were incurred for all consumer portfolios.

Commercial leases total approximately $121.6 million at December 31, 2015. The Company’s leasing operation was established in the fourth quarter of 2010 for the purpose of originating small ticket finance leases and loans. Primary production has been focused on equipment for the medical and veterinary businesses. During 2015, charge-offs of $422 thousand were incurred and $84 thousand was recovered.

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

Management has performed an analysis of the Company’s loan and lease portfolio to establish an adequate allowance for loan and lease losses. The Company has performed this analysis by considering general portfolio composition and underwriting characteristics, the economic environment, loan review ratings, historic credit performance, individually significant loans, other quantitative and qualitative data, and specific reserve requirements. On an ongoing basis, management performs periodic reviews on commercial loans and leases as well as utilizing a third party external loan reviewer to validate managements risk rating classification to aid in the determination of the adequacy of the allowance for loan loss.

(8)                 Premises and Equipment

Premises and equipment are summarized as follows:

	Estimated
	useful lives	December 31,
	(in years)	2015	2014
		(In thousands)	(In thousands)
Land		$1,350	$1,352
Land improvements	20	47	43
Office building	30 – 40	7,265	7,235
Furniture, fixtures and equipment	3 – 7	4,415	4,322
Leasehold improvements	15	1,779	1,772
Vehicles	5	63	63
Total		14,919	14,787
Less accumulated depreciation		(6,559)	(5,663)
Premises and equipment, net		$8,360	$9,124

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

Leases of Premises

As of December 31, 2015, the Company was obligated under noncancelable leases. A summary of the future minimum rental commitments under noncancelable operating leases net of related sublease revenue is as follows:

Amount
(In thousands)
Year:
2016	$1,144
2017	910
2018	686
2019	649
2020	612
Thereafter	4,290
Total	$8,291

Rental expense charged to operations was $1.2 million, $1.2 million and, $1.2 million for the years ended December 31, 2015, 2014, and 2013, respectively.

(9)      Intangible Assets

The gross carrying amounts and accumulated amortization of identifiable intangible assets as of December 31, 2015 and 2014 were as follows:

	December 31,
	2015			2014
	Gross		Net	Gross		Net
	carrying	Accumulated	carrying	carrying	Accumulated	carrying
	amount	amortization	amount	amount	amortization	amount
	(In thousands)

Amortizing intangible assets:
Core deposit intangibles	$2,499	$2,499	$—	$2,499	$2,482	$17
Servicing rights	1,140	624	516	1,011	531	480
Total	$3,639	$3,123	$516	$3,510	$3,013	$497

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

The core deposit intangible was fully amortized as of December 31, 2015, the following table sets forth the core deposit intangible amortization expense:

Amount
(In thousands)
Amortization expense:
2012	$226
2013	156
2014	87
2015	17

The following table sets forth the estimated amortization expense of originated servicing rights:

Amount
(In thousands)
Estimated amortization expense:
2016	$49
2017	46
2018	45
2019	44
2020	41
Thereafter	291

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

(10)   Deposits

Deposits consist of the following major classifications:

	December 31,
	2015		2014
		Percent		Percent
	Amount	of total	Amount	of total
	(In thousands except percentages)
Non-interest-bearing checking accounts	$104,338	18.85%	$83,551	16.03%
Interest-bearing checking accounts	45,472	8.22%	41,227	7.91%
Savings accounts	68,996	12.46%	66,150	12.69%
Money market accounts	149,509	27.01%	141,937	27.24%
Certificates of deposit less than $250 thousand	118,756	21.46%	115,932	22.25%
Certificates of deposit greater than $250 thousand	66,432	12.00%	72,359	13.88%
Total	$553,503	100.00%	$521,156	100.00%

At December 31, 2015 and 2014, the scheduled maturities of certificates of deposit are as follows:

	December 31,
	2015	2014
	(In thousands)
Less than one year	$137,580	$108,082
One to two years	34,632	54,966
Two to three years	9,607	13,842
Three to four years	2,131	9,246
Four to five years	1,238	2,155
Greater than five years	—	—
Total	$185,188	$188,291

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

Interest expense on deposits consisted of the following for the years ended December 31, 2015, 2014, and 2013 are as follows:

	December 31,
	2015	2014	2013
	(In thousands)
Interest-bearing checking accounts	$105	$90	$65
Savings accounts	171	165	159
Money market accounts	838	1,004	937
Certificates of deposits less than	1,943	1,572	1,629
Total	$3,057	$2,831	$2,790

At December 31, 2015, 2014 and 2013 the Company had $36 thousand, $25 thousand, and $23 thousand in overdrafts that had been reclassified as loan balances, respectively.

The Company has significant deposit relationships totaling $42.0 million, $48.2 million, and $48.4 million at December 31, 2015, 2014, and 2013, respectively, consisting entirely of brokered deposits.

(11)   Borrowed Funds

The following is a summary of borrowed funds at December 31, 2015 and 2014.

			Average
	Balance at	Weighted	amount	Average
	December 31,	average	outstanding	interest rate
	2015	interest rate	during 2015	during 2015
	(In thousands, except rates)
FHLB advances	$70,948	0.43%	$84,236	0.35%
Other short term repurchase agreements	4,698	0.26%	5,034	0.26%
Total	$75,646		$89,270

			Average
	Balance at	Weighted	amount	Average
	December 31,	average	outstanding	interest rate
	2014	interest rate	during 2014	during 2014
	(In thousands, except rates)
FHLB advances	$92,934	0.29%	$89,937	0.35%
Other short term repurchase agreements	2,370	0.26%	1,851	0.30%
Total	$95,304		$91,788

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

Federal Home Loan Bank Advances

Advances from the FHLB with a rate ranging from 0.42% to 0.43% are due as follows:

		Weighted
	Balance at	average
	December 31,	interest rate
	(In thousands, except rates)
2016	$70,948	0.43%
Total	$70,948

Pursuant to collateral agreements with the FHLB, advances are secured by qualifying loans of $236.4 million, qualifying fixed-income securities of $94.5 million and FHLB stock at December 31, 2015 and qualifying loans of $200.7 million, qualifying fixed-income securities of $73.0 million and FHLB stock at December 31, 2014.

As a member of the FHLB, the Company is required to acquire and hold shares of capital stock in the FHLB. The Company is in compliance with this requirement with a stock investment in FHLB of $3.2 million and $4.2 million at December 31, 2015 and 2014, respectively. This stock is carried on the accompanying consolidated statements of financial condition at cost, which approximates fair value.

(12)   Preferred Stock

The Company issued $25 million of preferred stock with a fixed rate of 7.00% on March 30, 2007. The preferred stock has a conversion option that allows for a one for one exchange of the Company common stock after a two year period at the option of the preferred shareholder. The Company elected to suspend dividends beginning 2009 until present.

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

(13)   Income Taxes

Income tax expense (benefit) consisted of the following for the years ended December 31, 2015, 2014, and 2013:

	December 31,
	2015	2014	2013
	(In thousands)
Federal:
Current	$1,836	$1,042	$(929)
Deferred	580	911	1,868
	2,416	1,953	939
State:
Current	125	81	24
Deferred	(15)	(7)	29
Total income tax expense	$2,526	$2,027	$992

The income tax provision reconciled to taxes computed for the years ended December 31, 2015, 2014, and 2013 at the statutory federal rate of 34% is as follows:

	December 31,
	2015	2014	2013
	(In thousands)
Tax at statutory rate	$2,555	$2,048	$1,021
Stock option compensation	7	8	10
Other items	11	24	(42)
Cash surrender value of life insurance	(120)	(102)	(116)
State taxes, net of federal benefit	73	62	35
Change in valuation allowance	—	(13)	84
Income tax expense	$2,526	$2,027	$992

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

The components of net deferred tax assets (liabilities) consist of the following as of December 31, 2015 and 2014:

	December 31,
	2015	2014
	(In thousands)
Deferred tax assets:
Allowance for loan loss	$2,022	$1,846
Net operating loss carryforward- federal	—	—
Net operating loss - carryforward state & local	71	74
Organizational costs	81	96
Start up costs leasing	1	2
Stock option compensation	157	157
AMT credit	—	788
Incentive compensation	280	147
Noncompete agreements	308	357
Deferred rent	298	286
Loan write down — purchase accounting	856	858
OREO valuation allowance	159	222
Pension reserve	67	54
Unrealized losses on securities	4,399	3,921
Other than temporary impairment	2,460	2,431
Charitable contribution	—	—
Accrued Expenses	80	23
Other reserves	22	—

Gross deferred tax asset	$11,261	$11,262
Valuation Allowance	(71)	(71)
Total deferred tax asset, net of valuation allowance	$11,190	$11,191

Deferred tax liabilities:
Depreciation	$(340)	$(247)
Deferred loan costs	(1,302)	(1,193)
Prepaid expenses	(258)	(360)
Core deposit intangible — purchase accounting	—	(6)
Fixed assets — purchase accounting	(1,008)	(1,042)
Mortgage servicing rights	(176)	(163)
Total deferred tax liability	(3,084)	(3,011)
Net deferred tax asset	$8,106	$8,180

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the net operating loss carryforwards are available and the temporary differences representing net future deductibles reverse. At December 31, 2015 the Company has various state NOLs of $1.1 million which will expire in various years. If not fully utilized, such NOLs will begin to expire at December 31, 2031. The Company has

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

recorded a valuation allowance of $71 thousand as of December 31, 2015 related to certain state net operating loss carryforwards that the Company believes more likely than not will not be realizable before their expiration period.

As of December 31, 2015, the Company had no material unrecognized tax benefits, accrued interest or penalties. Interest accrued related to unrecognized tax benefits is recorded as a component of income tax expense. Penalties, if incurred, are recorded in noninterest expense in the year they are assessed and are treated as a nondeductible expense for tax purposes. As of December 31, 2015, tax years 2015, 2014, 2013 and 2012 remain subject to examination by federal and state taxing jurisdictions.

On an annual basis the Company analyzes its deferred tax asset to determine the Company’s ability to generate sufficient future income to realize this asset over a reasonable period of time. At December 31, 2015, the Company believes it is more likely than not that its deferred tax asset will be realizable except for certain state NOLs for the Bank’s subsidiaries that may not be utilized before expiration.

(14)   Related-Party Transactions

Activity in loans to executive officers and directors during the years ended December 31, 2015 and 2014 are shown in the table below:

	December 31,
	2015	2014
	(In thousands)
Loan balance at beginning of year	$868	$894
Additions	30	3
Amounts collected and other reductions	(55)	(29)
Loan balance at end of year	$843	$868

Total deposits of directors and officers of the Company at December 31, 2015 and 2014 were $4.6 million and $3.7 million, respectively, and are considered to be at arm’s-length terms.

(15)   Regulatory Capital Requirements

The Company is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory — and possibly additional discretionary — actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

In 2015, the federal bank regulatory agencies implemented Basel III capital adequacy guidelines and prompt corrective action rules, designed to enhance such requirements and implement the revised standards of the Basel Committee on Banking Supervision, commonly referred to as Basel III. These rules generally implemented higher minimum capital requirements, adding a new common equity Tier 1 capital requirement, and establish criteria that instruments must meet to be considered common equity Tier 1 capital, additional Tier 1 capital or Tier 2 capital. The new minimum capital to risk-adjusted assets requirements include a

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

common equity Tier 1 capital ratio of 4.5% (6.5% to be considered “well capitalized”) and a Tier 1 capital ratio of 6.0%, increased from 4.0% (and increased from 6.0% to 8.0% to be considered “well capitalized”); the total capital ratio remains at 8.0% under the new rules (10.0% to be considered “well capitalized”). Under the new rules, in order to avoid limitations on capital distributions (including dividend payments and certain discretionary bonus payments to executive officers), a banking organization must hold a capital conservation buffer comprised of common equity Tier 1 capital above its minimum risk-based capital requirements in an amount greater than 2.5% of total risk-weighted assets. The capital contribution buffer requirements phase in over a three -year period beginning January 1, 2016. The final rules permitted institutions, other than certain large institutions, to elect to continue to treat certain components of accumulated other comprehensive income as permitted under the current general risk-based capital rules, and not reflect unrealized gains and losses on available-for-sale securities in common equity Tier 1 calculations. The adoption of the accumulated other comprehensive income treatment was a one-time election on the March 31, 2015 Call Report filing, which the Company elected to continue to treat certain components of accumulated other comprehensive income as permitted under the current general risk-based capital rules, and not reflect unrealized gains and losses on available-for-sale securities in common equity Tier 1 calculations.

Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the table below) of Total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). In addition to regulatory well capitalized capital rations, management performs an internal assessment of risks that could potentially impact the Company’s capital ratios and targets capital ratios incorporating those assessed risks. Management believes that, as of December 31, 2015, the Company meets all capital adequacy requirements to which it is subject.

The following tables illustrate the capital adequacy at December 31, 2015 and 2014, the table for December 31, 2015 presents compliance with Basel III guidelines:

					To be well capitalized
			Required for capital		under prompt corrective
	Actual		adequacy purposes		action provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(In thousands, except ratios)

December 31, 2015:
Common Tier I capital (to risk-weighted assets):
Conestoga Bank	$65,451	12.03%	$24,492	4.50%	$35,377	6.50%
Conestoga Bancorp	79,857	8.24%	43,610	4.50%	62,992	6.50%
Tier I leverage capital (to average assets):
Conestoga Bank	65,451	9.28%	28,208	4.00%	35,260	5.00%
Conestoga Bancorp	79,857	11.34%	28,176	4.00%	35,220	5.00%
Tier I risk-based capital (to risk-weighted assets):
Conestoga Bank	65,451	12.03%	32,656	6.00%	43,541	8.00%
Conestoga Bancorp	79,857	12.00%	39,943	6.00%	53,257	8.00%
Total risk-based capital (to risk-weighted assets):
Conestoga Bank	71,409	13.12%	43,541	8.00%	54,426	10.00%
Conestoga Bancorp	79,857	12.89%	49,567	8.00%	61,958	10.00%

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

					To be well capitalized
			Required for capital		under prompt corrective
	Actual		adequacy purposes		action provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(In thousands, except ratios)

December 31, 2014:
Tier I leverage capital (to average assets):
Conestoga Bank	$56,971	8.49%	$26,845	4.00%	$33,557	5.00%
Conestoga Bancorp	75,252	11.15%	26,985	4.00%	33,732	5.00%
Tier I risk-based capital (to risk-weighted assets):
Conestoga Bank	56,971	11.80%	19,306	4.00%	28,960	6.00%
Conestoga Bancorp	75,252	12.50%	24,081	4.00%	36,121	6.00%
Total risk-based capital (to risk-weighted assets):
Conestoga Bank	62,400	12.93%	38,613	4.00%	48,266	10.00%
Conestoga Bancorp	80,681	13.40%	48,161	4.00%	60,201	10.00%

(16)   Commitments and Contingencies

(a)        Financial Instruments with Off-Balance-Sheet Risk

At December 31, 2015, the Company was committed to fund loans and leases as follows:

			Total
	Fixed rate	Variable rate	commitments
	commitments	commitments	outstanding
	(In thousands)
Financial instruments whose contract amounts represent credit risk:
Mortgage loans	$—	$—	$—
Consumer loans	—	15,429	15,429
Commercial lines of credit	—	32,251	32,251
Commercial loans	5,663	8,703	14,366
Leases	10,360	—	10,360
	$16,023	$56,383	$72,406

In the normal course of business, the Company is a party to financial instruments with off-balance sheet risk to meet the financing needs of its customers.

The Company uses the same credit policies in extending commitments as it does for on-balance-sheet instruments. The Company controls its exposure to loss from these agreements through credit approval processes and monitoring procedures. Commitments to extend credit are generally issued for one year or less and may require payment of a fee. The total commitment amounts do not necessarily represent future cash disbursements, as many of the commitments expire without being drawn upon. The Company may require collateral in extending commitments, which may include cash, accounts

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

receivable, securities, real or personal property, or other assets. For those commitments, which require collateral, the value of the collateral generally equals or exceeds the amount of the commitment.

(b)      Legal Proceedings

In the normal course of business the Company may become a party to various legal proceedings. There are no current proceedings against the Company that are expected to materially affect the Company’s financial position, operating results, and/or cash flow.

(17)   Employee Benefit Plans

(a)      Stock Options

The Company’s Stock Compensation Plan provides for a total of 740,000 shares that may be granted. All options expire ten years from the date of issuance and will be issued from approved shares upon exercise. Compensation expense, net of forfeitures, and related tax effects recognized in connection with employee stock options were as follows:

	December 31,
	2015	2014	2013
	(In thousands)
Compensation expense	$20	$26	$33
Income tax benefit	1	1	1

As of December 31, 2015, there was $14 thousand of total unrecognized compensation expense related to outstanding nonvested stock options which the Company expects to recognize the expense over a period of 5 years.

Stock option activity for the years ended December 31, 2015, 2014, and 2013 was as follows:

	December 31,
	2015		2014		2013
		Weighted		Weighted		Weighted
		average		average		average
		exercise		exercise		exercise
		price		price		price
	Shares	per share	Shares	per share	Shares	per share

Outstanding, beginning of year	492,500	$10.00	503,000	$10.00	531,500	$10.00
Granted	12,500	10.00	—	—	5,000	10.00
Exercised	—	—	—	—	—	—
Expired	—	—	—	—	—	—
Forfeited	(10,000)	10.00	(10,500)	10.00	(33,500)	10.00
Outstanding at year-end	495,000	$10.00	492,500	$10.00	503,000	$10.00
Options exercisable at year-end	470,400	$10.00	463,300	$10.00	452,200	$10.00

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

December 31, 2015
Options outstanding			Options exercisable
Weighted
average
Weighted		remaining	Weighted
average		contractual	average
exercise price	Shares	life (in years)	exercise price	Shares
$10.00	495,000	2.15	$10.00	470,400

For the years ended December 31, 2015 and 2013 the weighted average fair price per share of options during the year was $0.97 and $0.87, respectively. There were no stock options granted during the year ended December 31, 2014.

There were no options exercised during 2015, 2014, or 2013. The assumptions listed in the table below represent weighted averages of the assumptions used to estimate the fair value for each option grant using the Black-Scholes option pricing model. The expected dividend yield is based on current dividend rates as well as announced and anticipated changes in dividend rates based upon management’s expectations of future performance. The expected life of the options is estimated by reviewing historical option exercise data and considering the contractual life of the options and the vesting periods. Expected volatility is based on the historical volatility of a peer groups common stock coupled with the Company’s own stock performance. The risk-free interest rate is based on the discount rate on a U.S. Treasury note of a similar duration to the expected life of the options.

	2015	2014	2013
Expected life (in years)	6.50	N/A	6.50
Expected volatility	2.19%	N/A	2.81%
Risk-free interest rate	1.57%	N/A	1.38%
Expected dividend yield	0.00%	N/A	0.00%
Fair value	$0.97	$—	$0.87

As of December 31, 2015, 2014, and 2013, there was no readily determinable fair value for shares of the Company.

(b)        401K

The Company has a defined contribution plan pursuant to the provision of 401(k) of the Internal Revenue Code. The Plan covers all employees who meet age and service requirements. The plan provides for elective employee contributions with a matching contribution from the Company limited to 3% of total salary. The total expense charged to the Company, and included in compensation and employee benefits relating to the plan was $181 thousand in 2015, $152 thousand in 2014 and $161 thousand in 2013.

(c)         Pension Plan

The Company has a pension plan related to a previous acquisition. The pension plan was frozen in 1987 and covers 19 individuals, four of whom are currently receiving benefits. During the years ended December 31, 2015, 2014, and 2013 the Company recorded a deferred tax (expense) benefit of

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

$(13) thousand, $13 thousand, and $72 thousand, respectively, and a corresponding adjustments to the liability of $(39) thousand, $38 thousand, and $212 thousand, respectively. During 2015, the Company recognized $31 thousand in expense relating to the amortization of the net actuarial loss

The following disclosures relating to postretirement benefits were measured at December 31, 2015 and 2014:

	Year ended December 31,
	2015	2014
	(In thousands)
Change in benefit obligation:
Benefit obligation at beginning of year	$1,193	$1,114
Interest cost	48	47
Actuarial loss	10	—
Change in actuarial assumptions	(23)	123
Benefits paid	(99)	(91)
Benefit obligation at end of year	$1,129	$1,193

Change in plan assets:
Fair value of plan assets at beginning of year	$919	$919
Actual return on plan assets	3	34
Employer contributions	109	57
Benefits paid	(99)	(91)
Fair value of plan assets at end of year	$932	$919

Funded status:
Funded status	$(197)	$(275)
Accumulated other comprehensive income	597	580
Net amount recognized	$400	$305

Components of net periodic costs:
Service cost	$—	$—
Interest cost	48	47
Expected return on assets	(65)	(63)
Amortization of transition obligation	—	6
Amortization of unrecognized net loss	31	29
Total	$14	$19

Weighted average assumptions used to determine net periodic benefit cost:
Assumed discount rate for obligation	4.20%	3.98%
Assumed long term rate of investment return	7.00%	7.00%

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

Estimated Future Benefit Payments

The following table shows the expected future payments:

Amount
(In thousands)
During 2016	110
During 2017	110
During 2018	110
During 2019	110
During 2020	110
During 2021 through 2025	550

Pension plan asset allocation as of December 31, 2015:

Cash and cash equivalents	0%
Equity securities	51%
Debt securities	49%

The Company contributed $109 thousand to the plan in 2015 and estimates that it will contribute approximately $27 thousand to the plan during 2016.

(18)          Disclosures about Fair Value of Financial Instruments

Fair value is estimated at the price that would be received to sell the asset or paid to transfer the liability (an exit price), not the price that would be paid to acquire the asset or received to assume the liability (an entry price). The exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability. Fair value is a market-based measurement, not an entity-specific measurement.

A description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy, is set forth below.

Fair value is based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models or obtained from third parties that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include unobservable parameters. Any such valuation adjustments have been applied consistently over time. Our valuation methodologies may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. While we believe our valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. There are three levels of inputs that may be used to measure fair value:

•                                  Level 1 Inputs to the valuation methodology are quoted prices, unadjusted, for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and shall be used to measure fair value whenever available.

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

•                                  Level 2 Inputs to the valuation methodology include quoted prices for similar assets or liabilities in active markets; inputs to the valuation methodology include quoted prices for identical or similar assets or liabilities in markets that are not active; or inputs to the valuation methodology that are derived principally from or can be corroborated by observable market data by correlation or other means.

•                                  Level 3 Inputs to the valuation methodology are unobservable and significant to the fair value measurement. Level 3 assets and liabilities include financial instruments whose value is determined using discounted cash flow methodologies, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

The tables below presents the balances of assets and liabilities measured at fair value as of December 31, 2015 and 2014:

	December 31, 2015
	Quoted prices	Significant
	in active	other	Significant
	markets for	observable	unobservable
	identical asset	inputs	inputs	Total
Description	(Level 1)	(Level 2)	(Level 3)	fair value
	(In thousands)
Assets measured at fair value on a recurring basis
Available for sale securities:
Mortgage-backed securities:
FNMA	—	1,987	—	1,987
Agency securities:
FHLMC	—	33,373	—	33,373
FNMA	—	62,004	—	62,004
FHLB	—	7,131	—	7,131
Asset-backed securities:
FFELP	—	9,243	—	9,243
US Treasury	—	1,004	—	1,004
Investment securities:
Corporate debt securities	—	8,621	5,963	14,584
Interest Rate Swaps	—	1,102	—	1,102
Total Assets	$—	$124,465	$5,963	$130,428

Liabilities:
Interest Rate Swaps	$—	$1,102	$—	$1,102
	$—	$1,102	$—	$1,102

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

	December 31, 2014
	Quoted prices	Significant
	in active	other	Significant
	markets for	observable	unobservable
	identical asset	inputs	inputs	Total
Description	(Level 1)	(Level 2)	(Level 3)	fair value
	(In thousands)
Assets measured at fair value on a recurring basis
Available for sale securities:
Mortgage-backed securities:
FNMA	$—	$1,407	$—	$1,407
Agency securities:
FHLMC	—	31,311	—	31,311
FNMA	—	86,410	—	86,410
FHLB	—	5,142	—	5,142
Asset-backed securities:
FFELP	—	11,686	—	11,686
US Treasury	—	999	—	999
Investment securities:
Corporate debt securities	—	8,501	6,000	14,501
Interest Rate Swaps	—	594	—	594
Total Assets	$—	$146,050	$6,000	$152,050

Liabilities:
Interest Rate Swaps	$—	$594	$—	$594
	$—	$594	$—	$594

The Company believes that the Level 2 designation is appropriate for these securities as, with almost all fixed income securities, none are exchange traded, and all are priced by correlation to observed market data. For these securities we obtain fair value measurements from an independent pricing service. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, U.S. government and agency yield curves, live trading levels, trade execution data, market consensus prepayment speeds, credit information, and the security’s terms and conditions, among other factors.

Level 3 available-for-sales securities consist of pooled trust preferred securities. There generally is no consistent trading market for these securities. Valuations for these securities are obtained through pricing indications provided by investment brokers.

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

The changes in Level 3 assets measured at fair value are summarized as follows:

	December 31,
	2015	2014
	(In thousands)
Available-for-sale securities:
Balance at January 1,	$6,000	$1,500
Total net losses for the period included in net income	—	—
Total unrealized net gain/(losses) for the period	(37)	4,500
Balance at December 31,	$5,963	$6,000

The tables below presents the fair value of assets measured on a nonrecurring basis at December 31, 2015 and 2014:

	December 31, 2015
	Quoted prices	Significant
	in active	other	Significant
	markets for	observable	unobservable
	identical asset	inputs	inputs	Total
Description	(Level 1)	(Level 2)	(Level 3)	fair value
	(In thousands)
Impaired loans	$—	$—	$4,717	$4,717
Other real estate owned	—	—	1,446	1,446
Originated servicing rights	$—	$—	$516	$516

	December 31, 2014
	Quoted prices	Significant
	in active	other	Significant
	markets for	observable	unobservable
	identical asset	inputs	inputs	Total
Description	(Level 1)	(Level 2)	(Level 3)	fair value
	(In thousands)
Impaired loans	$—		$4,863	$4,863
Other real estate owned	—	—	4,180	4,180
Originated servicing rights	$—	$—	$480	$480

Fair value for impaired loans is primarily measured based on the value of the collateral securing these loans, less estimated costs to sell, or the present value of estimated cash flows discounted at the loan’s original effective interest rate and is classified at a Level 3 in the fair value hierarchy. Appraised values may be discounted based on management’s historical knowledge, changes in the market conditions from the time of valuation, and/or management’s expertise and knowledge of the client and client’s business. Impaired loans totaled $5.0 million with a specific reserve of $280 thousand at December 31, 2015, compared to $5.2 million with a specific reserve of $293 thousand at December 31, 2014.

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

Fair value for OREO is estimated based upon its appraised value less costs to sell. The real estate is stated at an amount equal to the loan balance prior to foreclosure, plus costs incurred for improvements/repairs to the property not to exceed the fair value of the property. New appraisals are generally obtained on an annual basis. Other real estate owned is classified within Level 3 of the valuation hierarchy. Additional write-downs recorded on OREO assets at December 31, 2015 and December 31, 2014 totaled $111 thousand and $284 thousand, respectively.

The fair value of originated servicing rights has been estimated to equal the carrying amount of the originated servicing rights and is classified within Level 3 of the valuation hierarchy.

The Company is required to disclose the estimated fair value of the Company’s assets and liabilities considered to be financial instruments. As with most financial institutions, the majority of the Company’s assets and liabilities are considered financial instruments however, many of such instruments lack an available trading market, as characterized by a willing buyer and seller engaging in an exchange transaction. Therefore, the Company has used significant estimates and present value calculations to prepare this disclosure. Changes in the assumptions or methodologies used to estimate fair value may affect the estimated amounts.

The book value and estimated fair value of the Company’s financial instruments are as follows:

	December 31,
	2015		2014
	Estimated	Carrying	Estimated	Carrying
	fair value	amount	fair value	amount
	(In thousands)

Assets:
Cash and cash equivalents	$9,840	$9,840	$9 ,442	$9,442
Investment securities available-for-sale	129,326	129,326	151,456	151,456
Loans, net	403,166	401,118	379,736	377,711
Leases, net	123,420	121,436	102,102	99,718
Interest rate swap agreements	1,102	1,102	594	594

Liabilities:
Deposits with no stated maturities	$368,315	$368,315	$332,865	$332,865
Deposits with stated maturities	185,553	185,188	188,346	188,291
Customer Repo	4,698	4,698	2 ,370	2,370
FHLB advances	70,945	70,948	92,929	92,934
Interest rate swap agreements	1,102	1,102	594	594

The fair value of cash and cash equivalents had been estimated to equal the carrying amounts due to the short-term nature of these instruments. Therefore, cash and cash equivalents are classified within Level 1 of the fair value hierarchy.

The fair value of investment securities available-for-sale has been estimated by obtaining fair value measurements from an independent pricing service. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, U.S. government and agency yield curves, live trading levels, trade execution data, market consensus prepayment speeds, credit information, and the

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

security’s terms and conditions, among other factors. These instruments are classified within Level 2 of the fair value hierarchy.

The fair value of available-for-sales securities classified within Level 3 of the fair value hierarchy consist of pooled trust preferred securities. There generally is no trading market for these securities.

The fair value of the loan and lease portfolio had been estimated using a discounted cash flow methodology based upon prevailing market interest rates relative to the portfolio’s effective interest rate which includes assumptions concerning prepayment rates and net credit losses. This technique does not contemplate an exit price. The loan and lease portfolios are classified within Level 3 of the fair value hierarchy.

The fair value of the interest rate swaps is obtained from a third party. The fair value is determined by the sum of the projected cash flows over the remaining life of the swap. These instruments are classified within Level 2 of the fair value hierarchy as the key inputs are observable interest rate yield curves.

The fair value of deposits with no stated maturities has been estimated to equal the carrying amount, which is assumed to be the amount payable on demand at the balance sheet date and therefore classified within Level 1 of the fair value hierarchy.

The fair value of deposits with stated maturities is estimated at the present value of associated cash flows using contractual maturities and market interest rates. These instruments are classified within Level 2 of the fair value hierarchy.

The fair value for FHLB advances is determined based on current market rates for similar borrowings with similar credit ratings, as well as a further calculation for valuing the optionality of the conversion features in certain of these instruments. These instruments are classified within Level 2 of the fair value hierarchy.

(19)   Derivative Financial Instruments

The Company is a party to derivative financial instruments in the normal course of business to meet the needs of commercial banking customers. These financial instruments have been limited to interest rate swap agreements, which are entered into with counterparties that meet established credit standards and, where appropriate, contain master netting and collateral provisions protecting the party at risk. We believe that the credit risk inherent in all of our derivative contracts is minimal based on our credit standards and the netting and collateral provisions of the interest rate swap agreements.

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

The table below presents the fair value of the Company’s derivative financial instruments as well as their classification on the Company’s Consolidated Statements of Financial Condition as of December 31, 2015.

	Asset derivatives		Liability derivatives
	Notional		Notional
Description	Amount	Fair value (1)	Amount	Fair value (2)
	(In thousands)
Interest rate swap agreements	$42,007	$1,102	$42,007	$1,102
Total derivatives	$42,007	$1,102	$42,007	$1,102

(1)   Included in Other assets in our Consolidated Statements of Condition.

(2)   Included in Other liabilities in our Consolidated Statements of Condition.

The Company entered into interest rate swaps (“swaps”) with commercial banking customers to facilitate customer transactions and meet their respective risk management strategies. These swaps are considered derivatives but are not designated in hedging relationships. These swaps have interest rate and credit risk associated with them. In response, the Company enters into offsetting interest rate swaps with counterparties for interest rate risk management purposes. The counterparty swaps are also considered derivatives and are also not designated in hedging relationships. Changes in the fair value of the customer and counterparty swaps are recorded net in the consolidated statement of income. Because these amounts offset each other, there was no impact on other operating income in each of 2015 and 2014.

As of December 31, 2015, the Company had thirteen interest rate swaps with an aggregate notional amount of $84.0 million related to this program. The company recognized $352 thousand and $75 thousand fee income related to the origination of interest rate swaps for the years ended December 31 2015 and 2014, respectively. Fee income from the Company’s swap program is related to the pricing structure of the derivative and recognized at the close of the transaction.

The Company has agreements with certain of its derivative counterparties that provide that if the Company defaults on any of its indebtedness, including default where repayment of the indebtedness had not been accelerated by the lender, then the Company could also be declared in default on its derivative obligations.

As of December 31, 2015, the Company is subject to collateral posting with its counterparty and has posted collateral of $1.8 million. If the Company had breached any of these provisions at December 31, 2015, it would have been required to settle its obligation under the agreement at the termination value and could have been required to pay any additional amounts due in excess of amounts previously posted as collateral with the counterparty. The Company had not breached any provisions as of December 31, 2015.

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

(20)   Parent Company Financial Information

Condensed balance sheet information for Conestoga Bancorp, Inc. as of December 31, 2015 and 2014 are as follows:

	December 31,
	2015	2014
	(In thousands)
Condensed statements of financial condition:
Assets:
Cash and cash equivalents	$311	$2
Investments in subsidiaries	65,231	60,317
Accrued dividend	373	1,120
Other investments	5,963	6,000
Other assets	—	174
Total assets	$71,878	$67,613
Liabilities and shareholders’ equity:
Other liabilities	222	12
Shareholders’ equity	71,656	67,601
Total liabilities and shareholders’ equity	$71,878	$67,613

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

Condensed operations statements and cash flow information for Conestoga Bancorp, Inc. for the years ended December 31, 2015, 2014, and 2013 are as follows:

	Years ended December 31,
	2015	2014	2013
	(In thousands)
Condensed statements of operations:
Interest income	$257	$202	$209
Total income	257	202	209
Expense	20	26	33
Other than temporary impairment	—	—	233
Total expense	20	26	266
(Income) loss before income taxes and undistributed earnings of subsidiaries	(237)	(176)	57
Income tax benefit	644	—	(79)
(Income) loss before undistributed earnings of subsidiaries	407	(176)	(22)
Undistributed earnings of subsidiaries	5,394	3,819	1,988
Net income before preferred dividends	4,987	3,995	2,010
Preferred dividends	—	—	—
Net income after preferred dividends	$4,987	$3,995	$2,010

(Continued)

CONESTOGA BANCORP, INC.

Notes to Consolidated Financial Statements

December 31, 2015

	Years ended December 31,
	2015	2014	2013
	(In thousands)
Condensed statements of cash flows:
Cash flows from operating activities:
Income applicable to common shareholders	$4,987	$3,995	$2,010
Adjustments to reconcile net income to cash flows from operating activities:
Undistributed earnings from subsidiaries	(5,394)	(3,819)	(1,988)
Stock option plans	20	26	33
Net change in other assets	921	1,328	(209)
Net change in other liabilities	210	—	—
Total cash flows used in operating activities	744	1,530	(154)
Cash flows from investing activities:
Investment activity for available for sale securities	(435)	(1,530)	154
Total cash flows (used in) provided from investing activities	(435)	(1,530)	154
Cash flows from financing activities:
(Repurchase) issuance of stock	—	—	(10)
Total cash flows (used in) provided by financing activities	—	—	(10)
Increase (decrease) in cash and cash cash equivalents	309	—	(10)
Cash and cash equivalents at beginning of year	2	2	12
Cash and cash equivalents at end of year	$311	$2	$2

Conestoga Bank

Balance Sheet

March 31, 2016

		Conestoga
		Equipment
	Conestoga Bank	Finance	CB Financial	Eliminations	Conestoga Bank
Assets
Cash and Investment Securities
Cash	28,220,902.57	700,146.09	6,800.00	(706,946.09)	28,220,902.57
Investment Securities	50,244,713.98				50,244,713.98
FHLB & FRB Stock	2,613,150.00				2,613,150.00
Other Investments	7,861,000.00				7,861,000.00
Total Cash and Investment Securities	88,939,766.55	700,146.09	6,800.00	(706,946.09)	88,939,766.55
Mortgage Backed Securities
Fixed Rate MBS	1,831,880.95				1,831,880.95
Adjustable Rate MBS	0.00				0.00
Fixed Rate CMO’s	0.00				0.00
Adjustable Rate CMO’s	0.00				0.00
Total MBS Securities	1,831,880.95	0.00	0.00	0.00	1,831,880.95
Mortgage Loans
Fixed Rate Mortgage Loans	37,584,013.88				37,584,013.88
Adjustable Rate Mtgs.	4,977,006.94				4,977,006.94
Construction and Land Loans	0.00				0.00
Mortgage Loans AFS	0.00				0.00
Total Mortgage Loans	42,561,020.82	0.00	0.00	0.00	42,561,020.82
Consumer Loans
Fixed Rate Home Equity Loans	7,832,184.85				7,832,184.85
Manufactured Housing	10,008,706.89				10,008,706.89
HELOC	18,724,615.99				18,724,615.99
Other Secured Loans	104,686.58				104,686.58
Unsecured Loans	404,410.00				404,410.00
Total Consumer Loans	37,074,604.31	0.00	0.00	0.00	37,074,604.31
Commercial Loans
Commercial Fixed Rate Loans	226,274,944.37				226,274,944.37
Commercial Loans Adjustable	97,096,956.86				97,096,956.86
Total Commercial Loans	323,371,901.23	0.00	0.00	0.00	323,371,901.23
Commercial Leases	0.00	127,411,476.54			127,411,476.54
Total Loans Before Allowance for Credit Losses	403,007,526.36	127,411,476.54	0.00	0.00	530,419,002.90
Allowance for Credit Losses	(4,342,602.95)	(1,469,758.78)	0.00	0.00	(5,812,361.73)
Total Loans After Allowance for Credit Losses	398,664,923.41	125,941,717.76	0.00	0.00	524,606,641.17
Premises and Equipment	8,013,662.50	132,830.04			8,146,492.54
Real Estate Owned and Other Repossessed Assets	1,695,033.83	21,868.25	0.00		1,716,902.08
Accrued Interest Loans and Investments	1,644,280.51	11,693.09			1,655,973.60
Goodwill	0.00				0.00
Bank Owned Life Insurance	14,314,667.32				14,314,667.32
Other Assets	140,254,812.73	1,545,913.54	65,968.00	(127,592,330.56)	14,274,363.71
Total Assets	655,359,027.80	128,354,168.77	72,768.00	(128,299,276.65)	655,486,687.92
Liabilities and Stockholders’ Equity
Deposits
Non-Interest Bearing DDA	106,402,716.07			(706,946.09)	105,695,769.98
Interest Bearing DDA	48,688,098.86				48,688,098.86
Savings Accounts	71,196,005.06				71,196,005.06
MMDA	174,537,277.60				174,537,277.60
Escrow Accts	589,035.45				589,035.45
Total Core Deposits	401,413,133.04	0.00	0.00	(706,946.09)	400,706,186.95
Certificates of Deposit	121,635,603.15				121,635,603.15
Brokered Cd’s	56,303,115.72				56,303,115.72
Total Certificates	177,938,718.87	0.00	0.00	0.00	177,938,718.87
Total Deposits	579,351,851.91	0.00	0.00	(706,946.09)	578,644,905.82
Borrowings
FHLB and Other Short Term Advances	5,928,893.86				5,928,893.86
FHLB and Other Long Term Borrowings	0.00				0.00
Total Borrowings	5,928,893.86	0.00	0.00	0.00	5,928,893.86
Other Liabilities
Accrued Interest Deposits and Borrowings	16,050.88				16,050.88
Other Liabilities	4,667,115.24	126,473,461.68	0.00	(125,638,855.47)	5,501,721.45
Total Liabilities	589,963,911.89	126,473,461.68	0.00	(126,345,801.56)	590,091,572.01
Equity
Preferred Stock	0.00				0.00
Accumulated Other Comprehensive	(1,257,548.49)			0.00	(1,257,548.49)
APIC and Retained Earnings	66,242,458.77	1,613,811.22	72,768.00	(1,686,579.22)	66,242,458.77
Net Income	410,205.63	266,895.87	0.00	(266,895.87)	410,205.63
Total Shareholders’ Equity	65,395,115.91	1,880,707.09	72,768.00	(1,953,475.09)	65,395,115.91
Total Liabilities and Shareholders’ Equity	655,359,027.80	128,354,168.77	72,768.00	(128,299,276.65)	655,486,687.92

Conestoga

Consolidated Income Statement

	Quarter to Date March 31, 2016
		Conestoga
		Equipment
	Conestoga Bank	Finance	CB Financial	Eliminations	Conestoga Bank
Interest Income
Interest on Fed Funds	7,236.37				7,236.37
Interest on Investment Securities	298,306.98				298,306.98
Interest on Mortgage Loans	433,855.77				433,855.77
Interest on Consumer Loans	450,807.38				450,807.38
Interest on Commercial Loans	4,580,077.81			(670,143.61)	3,909,934.20
Interest on Commercial Leases	0.00	1,558,376.70			1,558,376.70
Total Interest Income	5,770,284.31	1,558,376.70	0.00	(670,143.61)	6,658,517.40
Interest Expense
Interest on Deposits	763,942.39				763,942.39
Interest on Borrowings	21,242.96	670,143.61		(670,143.61)	21,242.96
Interest Expense	785,185.35	670,143.61	0.00	(670,143.61)	785,185.35
Net Interest Income Before Provision for Credit Losses	4,985,098.96	888,233.09	0.00	0.00	5,873,332.05
Provision for Possible Loan Losses	75,000.00	0.00			75,000.00
Net Interest Income After Provision for Credit Losses	4,910,098.96	888,233.09	0.00	0.00	5,798,332.05
Non-Interest Income
Service Charges on Deposits	322,532.05				322,532.05
Fees on Loans	116,993.05				116,993.05
Fees on Leases	0.00	135,652.30			135,652.30
Boli Income	88,504.97				88,504.97
Mortgage Banking	3,788.85				3,788.85
Gain on Sale of Securities	822,762.72				822,762.72
Gain on Sale of SBA Loans	193,496.58				193,496.58
Leasing syndication income	0.00	6,424.81			6,424.81
Gain/Loss on Other Asset	(7,500.00)	(8,000.00)	0.00		(15,500.00)
Other Non-Interest Income	294,484.26		0.00	(266,895.87)	27,588.39
Total Non-Interest Income	1,835,062.48	134,077.11	0.00	(266,895.87)	1,702,243.72
Non-Interest Expense
Compensation and Emp. Benefits	3,124,101.05	423,760.47			3,547,861.52
Office Premises and Equip Depreciation	192,010.64	23,422.56			215,433.20
Utilities and Maintenance	647,412.40	16,522.57			663,934.97
Professional Services	258,998.99	10,779.99			269,778.98
Marketing	77,198.87	14,059.33			91,258.20
Bank Service Charges	115,754.27				115,754.27
Office Supplies and Postage	44,384.76	6,877.89			51,262.65
Information Services	201,544.13	15,488.69			217,032.82
Insurance	172,269.84				172,269.84
Supervisory Exam	23,153.49				23,153.49
Loan Origination Net of FAS 91 Reversal	17,160.99	100,806.52			117,967.51
Contributions	0.00				0.00
REO and Delinquent Loan Expense	59,713.80	1,383.35	0.00		61,097.15
Non-Income Based Tax	151,391.56				151,391.56
Amortization of Intangibles	18,052.47				18,052.47
Merger Expenses	821,461.20				821,461.20
Other Expenses	76,511.74	12,183.39			88,695.13
Total Non-Interest Expense	6,001,120.20	625,284.76	0.00	0.00	6,626,404.96
Net Income Before Taxes	744,041.24	397,025.44	0.00	(266,895.87)	874,170.81
Income Taxes	333,835.61	130,129.57	0.00		463,965.18
Net Income	410,205.63	266,895.87	0.00	(266,895.87)	410,205.63